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                                                                      Exhibit 21

                        FEDERATED DEPARTMENT STORES, INC.
                          SUBSIDIARY LIST AS OF 4/1/04


                                                 STATE OF
             CORPORATE NAME                    INCORPORATION         TRADENAME(S)
------------------------------------------     -------------     --------------------
155 East Group, Inc.                           New York
22 East Advertising Agency, Inc.               Florida
22 East Realty Corporation                     Florida
Advertex Communications, Inc.                  Delaware
Allied Stores General Real Estate Company      Delaware
Astoria Realty, Inc.                           Delaware
Axsys National Bank, N.A.                      N/A
BFC Real Estate Company                        Delaware
Bloomingdale Bros. Corp.                       New York
Bloomingdale's Atlantic City, Inc.             Delaware
Bloomingdale's By Mail Ltd.                    New York          Bloomingdale's By
                                                                 Mail
Bloomingdale's, Inc.                           Ohio              Bloomingdale's
Bloomingdales.com, Inc.                        New York          bloomingdale's.com
Broadway Stores, Inc.                          Delaware
Burdines, Inc.                                 Ohio              Burdines-Macy's
FACS Group, Inc.                               Ohio              FACS
FACS Insurance Agency, Inc.                    Texas
FDS Bank                                       N/A
FDS Thrift Holding Co., Inc.                   Ohio
FE Florida, Inc.                               Ohio
Federated Brands, Inc.                         Delaware
Federated Corporate Services, Inc.             Delaware          Federated Logistics
                                                                 and Operations (FLO)

Federated Department Stores Foundation         Ohio
Federated Department Stores Insurance          Bermuda
  Company, Ltd. (99.99% ownership)
Federated Department Stores, Inc.              Delaware          Federated
                                                                 Merchandising
                                                                 Group (FMG)

Federated Gift Card Company                    Ohio
Federated Systems Group, Inc.                  Delaware
Federated Western Properties, Inc.             Ohio
First Automated Systems & Technology, Inc.     Ohio
FSG Leasing Corp.                              Delaware
I. Magnin, Inc.                                Delaware
iTrust Insurance Agency, Inc.                  Arizona
Jordan Marsh Insurance Agency, Inc.            Massachusetts
Jordan Servicenter, Inc.                       Delaware

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
                                                 STATE OF
             CORPORATE NAME                    INCORPORATION        TRADENAME(S)
------------------------------------------     -------------     ------------------
Macy's Department Stores, Inc.                 Ohio
Macy's Hamilton By Appointment, Inc.           Delaware
Macy's Holdings, Inc.                          Nevada
Macy's Puerto Rico, Inc.                       Puerto Rico       Macy*s
Macy's Texas, Inc.                             Delaware          Macy*s
Macy's East, Inc.                              Ohio              Macy*s
Macy's West, Inc.                              Ohio              Macy*s
Macys.com, Inc.                                New York          macy*s.com
MOA Rest, Inc.                                 Minnesota
Prime II Receivables Corporation               Delaware
Prime Receivables Corporation                  Delaware
R. H. Macy Holdings (HK), Ltd.                 Delaware
R. H. Macy Warehouse (HK), Ltd.                Delaware
Retail Data Services, Inc.                     Ohio
Rich's Department Stores, Inc.                 Ohio              Goldsmith's-Macy's
                                                                 Lazarus-Macy's
                                                                 Rich's-Macy's

Seven Hills Funding Corporation                Delaware
Seven West Seventh, Inc.                       Delaware
Stern's - Misc., Inc.                          Ohio
The Bon Marche Corporation                     Washington
The Bon, Inc.                                  Ohio              The Bon-Macy's
                                                                 The Bon Marche-
                                                                 Macy's

USA Direct/Guthy-Renker, Inc. (50% ownership)  Minnesota
Wise Chat Limited                              Hong Kong
York-JMC, Inc.                                 Delaware

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